Exhibit 99.1



                             FOR IMMEDIATE RELEASE
Contact:
Lilly Donohue
Investor Relations
212-798-6118

           Global Signal Inc. Announces Second Quarter 2005 Results

-------------------------------------------------------------------------------


Second Quarter 2005 Highlights

     o Adjusted EBITDA increased to $40.5 million, or $0.66 per diluted common share; net loss of $9.4 million, or $0.16 per diluted share, attributed to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint towers discussed below, costs incurred to integrate these assets into our operations and interest expense related to the financing of the sites.

     o Adjusted FFO increased to $24.1 million, or $0.39 per diluted common share.

     o   Increased the second quarter dividend to $0.45 per common share.

     o Closed agreement to lease or operate approximately 6,600 towers from Sprint for 32 years for an upfront payment of approximately $1.2 billion.

     o Completed successful follow-on common stock offering raising net proceeds of $183 million.

     o Since the beginning of 2005, we have also acquired or entered into definitive agreements to acquire 512 wireless communications sites for a total purchase price of approximately $159 million, including estimated fees and expenses.


Sarasota, Florida, August 4, 2005 - Global Signal Inc. (NYSE: GSL) today reported a net loss for the quarter ended June 30, 2005 of $9.4 million, or $0.16 per diluted common share, compared with net income of $4.1 million, or $0.09 per diluted common share for the second quarter of 2004. The net loss incurred during the second quarter is attributed to the increases in non-cash depreciation, amortization and accretion incurred with respect to the Sprint towers discussed below, costs incurred to integrate these Sprint sites into Global Signal's operations and interest expense related to the financing of the sites. For the first six months of 2005, Global Signal reported a net loss of $5.5 million, or $0.10 per diluted common share, compared to a net loss of $2.6 million, or $0.06 per diluted common share, in the first six months of 2004.

For the quarter ended June 30, 2005, Adjusted EBITDA (as defined below in Non GAAP Measures - Adjusted EBITDA) increased 70% to $40.5 million, or $0.66 per diluted common share, from our Adjusted EBITDA for the second quarter of 2004 of $23.9 million, or $0.51 per diluted common share. On a sequential basis, the second quarter 2005 Adjusted EBITDA was up 28% from our first quarter 2005 Adjusted EBITDA of $31.6 million, or $0.59 per diluted common share. For the first six months of 2005, Adjusted EBITDA was $72.2 million, or $1.25 per diluted common share, as compared to $46.7 million or $1.02 per diluted common share, for the first six months of 2004.

Adjusted FFO (as defined below in Non GAAP measures - Adjusted Funds from Operations) for the quarter ended June 30, 2005 increased 45% to $24.1 million, or $0.39 per diluted common share, from our Adjusted FFO for the second quarter of 2004 of $16.7 million, or $0.35 per diluted common share. The second quarter 2005 Adjusted FFO is comparable to first quarter 2005 Adjusted FFO of $21.6 million, or $0.40 per diluted common share. For the first six months of 2005, Adjusted FFO increased 39% to $45.7 million or $0.79 per diluted common share as compared to $32.8 million or $0.71 per diluted common share in the same period in 2004.

For the quarter ended June 30, 2005, we paid a dividend of $0.45 per share of common stock. This represented a 44% increase over the total dividends per share we paid with respect to the second quarter of 2004 of $0.3125 per share of common stock and a 13% increase over the dividend we paid for the first quarter of 2005.

Wesley R. Edens, Chairman and Chief Executive Officer commented, "I am very pleased with our accomplishments during the first half of 2005. Since our IPO last June, our Adjusted EBITDA per share has grown by nearly 30% and our dividend per share has grown by 44%. With the closing of the Sprint transaction, we have one of the best tower portfolios in the industry and are positioned to benefit from the continuing growth in the wireless market. "


Investment Activity

On May 26, 2005, we closed on a definitive agreement with Sprint Corporation and certain of its subsidiaries ("Sprint") pursuant to which we agreed to lease or operate approximately 6,600 wireless communication sites for a period of 32 years. We paid approximately $1.2 billion at closing as prepaid rent with no further rental payments to Sprint required over the 32 year period. For a more complete description of the Sprint transaction, see our Current Report on Form 8-K and 8-K/A filed with the Securities and Exchange Commission on May 27, 2005 and June 6, 2005, respectively.

Since the beginning of 2005, we have also acquired or entered into definitive agreements to acquire 512 towers and wireless communications sites for an aggregate purchase price of approximately $159 million, including estimated fees and expenses. In addition, we have also signed non-binding letters of intent to purchase an additional 752 towers and other communications sites for approximately $255 million, including estimated fees and expenses. These communications sites generate a substantial amount of their revenue from wireless telephony and investment-grade tenants, and we believe they are located in high-growth areas.


Wireless Communication Towers

David Grain, our President added, "Since our IPO last June, we have transformed Global Signal into one of the three largest tower companies in the U.S. with over 11,000 sites. We have many of the best locations in the United States with over 75% of our sites located in the top 100 basic trading areas ("BTA's"). We are highly focused on operating our assets to maximize recurring cash flows through adding additional tenants to our sites while controlling costs."

Global Signal's wireless communication sites are located in major metropolitan areas throughout the United States and on major highways. As of June 30, 2005, we owned, leased or managed over 11,000 wireless communications sites with over 60% of our towers located in the 50 largest U.S. BTA's. In addition, as of June 30, 2005, over 80% of Global Signal's revenue was generated from wireless telephony service providers and investment grade tenants.


Capital Market Activity

On May 10, 2005, we issued 6.3 million shares of common stock at $30.70 per share in a follow on public offering raising net proceeds of $183 million. Approximately 75% of the net proceeds from this offering were used to finance the Sprint transaction discussed above.

Business Strategy

Our business strategy is to grow our dividend, Adjusted EBITDA and Adjusted FFO by:

         (1)  organically adding additional tenants to our towers;
         (2) acquiring towers with existing telephony tenants in locations where we believe there are opportunities for organic growth; and
         (3) financing these newly acquired towers on a long-term basis using equity combined with low-cost fixed-rate debt obtained through the issuance of mortgage-backed securities.

Conference Call

Management will conduct a conference call on August 4, 2005 to review the financial results for the three months ended June 30, 2005. The conference call is scheduled for 3:30 P.M. eastern time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing (866) 323-2841 ten minutes prior to the scheduled start and referencing the "Global Signal Second Quarter 2005 Earnings Call." International callers should dial (706) 643-3330.

A web cast of the conference call will be available to the public on a listen-only basis on our website at www.gsignal.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the Internet broadcast. A replay of the web cast will be available for seven days following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. eastern standard time on August 12, 2005 by dialing
(800) 642-1687 or (706) 645-9291; please reference access code "8170394."

About Global Signal

Global Signal owns, leases or manages over 11,000 towers and other wireless communications sites. Global Signal is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. For more information on Global Signal and to be added to our e-mail distribution list, please visit www.gsignal.com.

Safe Harbor

Certain items in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to our ability to deploy capital, close accretive acquisitions, close dispositions of under-performing sites, close acquisitions under letters of intent and purchase agreements, integrate the Sprint sites into our operations and the timing of such integration, pay and grow dividends, generate growth organically or through acquisitions, secure financing and increase revenues, Adjusted EBITDA and/or Adjusted FFO (or AFFO) and add telephony tenants; and statements relating to the cost of the Sprint transaction (including fees and expenses), and how the proceeds of future financings will be used. Forward-looking statements are generally identifiable by use of forward-looking terminology such as ``may,'' ``will,'' ``should,'' ``potential,'' ``intend,'' ``expect,'' ``endeavor,'' ``seek,'' ``anticipate,'' ``estimate,'' ``overestimate,'' ``underestimate,'' ``believe,'' ``could,'' ``would,'' ``project,'' ``predict,'' ``continue'' or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, failure to successfully and efficiently integrate the Sprint sites into our operations, difficulties in acquiring towers at attractive prices or integrating acquisitions with our operations, a decrease in the demand for our communications sites and our ability to attract additional tenants, the economies, real estate markets and wireless communications industries in the regions where our sites are located, consolidation in the wireless industry and changes to the regulations governing wireless services, the creditworthiness of our tenants, customer concentration and the loss of one or more of our major customers, the renewal of the Arch Lease, the terms of our leases, integration of new software systems, our ability to compete, competing technologies, equipment and software developments, our ability to modify our towers, our ability to obtain or refinance credit facilities and mortgage loans on favorable terms, our failure to comply with federal, state and local laws and regulations and changes in the law, our failure to comply with environmental laws, our ability to conduct our business effectively, secure financing and generate revenues, the termination of site management agreements, disasters and other unforeseen events, the demonstrated or perceived negative health effects from our towers or other equipment, our ability to qualify as a REIT, REIT distributions requirements and the stock ownership limit imposed by the Internal Revenue Code for REITs and other risks detailed from time to time in Global Signal's SEC reports including its Form 10-K filed on March 31, 2005. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call. The factors discussed above and the other factors noted in our SEC filings could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

                              GLOBAL SIGNAL INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except per share data)

                                                                              Three Months Ended June 30,
                                                                              ---------------------------
                                                                              2005                   2004
                                                                              ----                   ----
                                                                                                  (restated)
Revenues                                                                 $      77,928          $      43,538
Direct site operating expenses (excluding depreciation,
   amortization and accretion)                                                  30,249                 13,336
                                                                                ------                 ------
Gross margin                                                                    47,679                 30,202
                                                                                ------                 ------
Other expenses:
   Selling, general and administrative (excluding $972 and $608
   of non-cash stock-based compensation expense, respectively)                   8,425                  5,856
   Sprint integration costs                                                      3,164                      -
   State franchise, excise and minimum taxes                                       157                    165
   Depreciation, amortization and accretion                                     28,385                 12,413
   Non-cash stock-based compensation expense                                       972                    608
                                                                                ------                 ------
                                                                                41,103                 19,042
                                                                                ------                 ------
Operating income                                                                 6,576                 11,160
                                                                                ------                 ------
Interest expense, net                                                           15,538                  6,810
Loss on early extinguishment of debt                                               461                      -
Other expenses (income)                                                             21                   (17)
                                                                                ------                 ------
Income (loss) from continuing operations before
   income tax expense                                                           (9,444)                 4,367
Income tax expense                                                                 (16)                  (102)
                                                                                ------                 ------
Income (loss) from continuing operations                                        (9,460)                 4,265
Income (loss) from discontinued operations                                           1                   (190)
                                                                                ------                 ------
Income (loss) before gain (loss) on sale of properties                          (9,459)                 4,075
Gain (loss) on sale of properties                                                   35                     (6)
                                                                                ------                 ------
Net income (loss)                                                       $       (9,424)         $       4,069
                                                                                ======                 ======

Dividends declared per common share                                     $       0.4500          $      0.3125
                                                                                ======                 ======

Basic income (loss) per common share:
   Income (loss) from continuing operations                             $        (0.16)          $       0.10
   Income (loss) from discontinued operations                                     0.00                  (0.01)
   Gain (loss) on sale of properties                                              0.00                  (0.00)
                                                                                ------                 ------
   Net income (loss)                                                    $        (0.16)          $       0.09
                                                                                ======                 ======

Diluted income (loss) per common share:
   Income (loss) from continuing operations                             $        (0.16)          $       0.09
   Income (loss) from discontinued operations                                     0.00                  (0.00)
   Gain (loss) on sale of properties                                              0.00                  (0.00)
                                                                                ------                 ------
   Net income (loss)                                                    $        (0.16)          $       0.09
                                                                                ======                 ======

Weighted average number of common shares outstanding
   Basic                                                                        59,762                 44,461
                                                                                ======                 ======
   Diluted                                                                      59,762                 47,282
                                                                                ======                 ======

-----------------------------------------------------------------------------------------------------------------
   Note: Restatement reflects changes to correct lease accounting in the 2004 financial statements, which was previously announced in March 2005 and reflected in the Company's Form 10-K.
------------------------------------------------------------------------------------------------------------------

                              GLOBAL SIGNAL INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except per share data)

                                                                                    Six Months Ended June 30,
                                                                                   ---------------------------
                                                                                   2005                   2004
                                                                                   ----                   ----
                                                                                                       (restated)
Revenues                                                                    $      132,222          $      86,336
Direct site operating expenses (excluding depreciation,
   amortization and accretion)                                                      46,460                 26,808
                                                                                    ------                 ------
Gross margin                                                                        85,762                 59,528
                                                                                    ------                 ------
Other expenses:
   Selling, general and administrative (excluding $1,290 and $3,212
   of non-cash stock-based compensation expense, respectively)                      14,863                 12,415
   Sprint integration costs                                                          3,164                      -
   State franchise, excise and minimum taxes                                           332                    337
   Depreciation, amortization and accretion                                         45,874                 24,760
   Non-cash stock-based compensation expense                                         1,290                  3,212
                                                                                    ------                 ------
                                                                                    65,523                 40,724
                                                                                    ------                 ------
Operating income                                                                    20,239                 18,804
Interest expense, net                                                               25,739                 12,902
Loss on early extinguishment of debt                                                   461                  8,449
Other expenses (income)                                                                (82)                    (9)
                                                                                    ------                 ------
Loss from continuing operations before
   income tax benefit (expense)                                                     (5,879)                (2,538)
Income tax benefit (expense)                                                           509                   (113)
                                                                                    ------                 ------
Loss from continuing operations                                                     (5,370)                (2,651)
Loss from discontinued operations                                                     (176)                   (50)
                                                                                    ------                 ------
Loss before gain on sale of properties                                              (5,546)                (2,701)
Gain on sale of properties                                                              18                    136
                                                                                    ------                 ------
Net loss                                                                    $       (5,528)         $      (2,565)
                                                                                    ======                 ======

Dividends declared per common share                                          $      0.8500          $      0.6250
                                                                                    ======                 ======

Basic loss per common share:
   Loss from continuing operations                                          $        (0.10)         $       (0.06)
   Loss from discontinued operations                                                 (0.00)                 (0.00)
   Gain on sale of properties                                                         0.00                   0.00
                                                                                    ------                 ------
   Net loss                                                                 $        (0.10)         $       (0.06)
                                                                                    ======                 ======

Diluted loss per common share:
   Loss from continuing operations                                          $        (0.10)         $       (0.06)
   Loss from continuing operations                                                   (0.00)                 (0.00)
   Gain on sale of properties                                                        0.00                    0.00
                                                                                    ------                 ------
   Net loss                                                                 $        (0.10)         $       (0.06)
                                                                                    ======                 ======

Weighted average number of common shares outstanding
   Basic                                                                            55,914                 42,760
                                                                                    ======                 ======
   Diluted                                                                          55,914                 42,760
                                                                                    ======                 ======

------------------------------------------------------------------------------------------------------------------
   Note: Restatement reflects changes to correct lease accounting in the 2004 financial statements, which was previously announced in March 2005 and reflected in the Company's Form 10-K.
-----------------------------------------------------------------------------------------------------------------


                                                GLOBAL SIGNAL INC.
                                CONSOLIDATED, CONDENSED BALANCE SHEETS (unaudited)
                                                  (in thousands)


                                                                                June 30,            December 31,
                                                                                  2005                  2004
                                                                           --------------------  -------------------
                                                      Assets

Current Assets
Cash and cash equivalents                                                        $      61,142         $      5,991

Accounts receivable, net                                                                   658                  533

Other current assets                                                                    40,944                9,772
                                                                           --------------------  -------------------
Total current assets
                                                                                       102,744               16,296

Long-term assets
Cash and cash equivalents - Restricted
                                                                                        18,248               72,854
Fixed assets, intangibles and other assets
                                                                                     2,150,468              834,219
                                                                           --------------------  -------------------
Total long-term assets
                                                                                     2,168,716              907,073
                                                                           --------------------  -------------------
Total assets                                                                    $    2,271,460         $    923,369
                                                                           ====================  ===================

                                       Liabilities and Stockholders' Equity

Liabilities
Current liabilities                                                              $      90,742         $     50,298
Current portion of long-term debt
                                                                                       933,407                8,268
Long-term debt, net of current portion
                                                                                       694,422              698,652
Other long-term liabilities
                                                                                        30,991               12,954
                                                                           --------------------  -------------------
Total liabilities
                                                                                     1,749,562              770,172
                                                                           --------------------  -------------------

Stockholders' equity
                                                                                       521,898              153,197
                                                                           --------------------  -------------------
Total liabilities and stockholders' equity                                      $    2,271,460         $    923,369
                                                                           ====================  ===================

Non GAAP Measures -- Adjusted EBITDA

During the quarter ended June 30, 2005, we expanded our definition of Adjusted EBITDA to also exclude (i) costs directly related to the integration of the Sprint sites and (ii) the non-cash impact from straight-line calculations used to determine revenue and rent expense.

We now define Adjusted EBITDA as equal to net income before interest, income tax expense (benefit), depreciation, amortization and accretion, loss on early extinguishment of debt, non-cash stock-based compensation expense, Sprint sites integration costs and the non-cash impact from straight-lining rental revenue and expense. Adjusted EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States, or "GAAP."

The costs included as Sprint site integration costs primarily relate to the costs of (i) personnel reviewing tenant and ground leases to verify the data captured for future tenant billing and landlord payments, (ii) personnel physically inspecting the condition of the Sprint sites and verifying the tenants on such sites (iii) personnel organizing and filing site related documents into our electronic databases so that they can be easily accessed by our operations in the future and (iv) purchasing missing structural and other engineering and compliance documents required to efficiently run our future operations. We expect to continue to incur Sprint integration costs through the middle of our fourth quarter 2005 at which time we expect the Sprint sites to be fully integrated into our operations. The incremental costs of operating the Sprint assets are not classified as integration costs.

We use Adjusted EBITDA as a measure of operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities or other income statement or cash flow statement data prepared in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measurements employed by other companies.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance for the following reasons:

     o it is one of the primary measures used by our management to evaluate the economic productivity of our operations, including the efficiency of our employees and the profitability associated with their performance, the realization of contract revenues under our tenant leases, our ability to obtain and maintain our customers and our ability to operate our leasing business effectively;

     o it is widely used in the wireless tower industry to measure operating performance without regard to non-cash items such as depreciation, amortization and accretion, which can vary depending upon the book value and age of assets; and

     o we believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.


                                                         Three Months Ended June 30,              Six Months Ended June 30,
                                                  --------------------------------------   -----------------------------------
                                                          2005                  2004               2005                2004
                                                  -----------------      ---------------   ---------------     ---------------
                                                                                   (in thousands)
Net income (loss)                                 $     (9,424)          $     4,069       $     (5,528)       $     (2,565)
Depreciation, amortization and accretion(1)             28,458                12,418             46,016              24,770
Interest, net                                           15,538                 6,810             25,739              12,902
Sprint integration costs                                 3,164                     -              3,164                   -
Straight-line revenues                                  (1,864)                 (649)            (2,731)             (1,296)
Straight-line rent expense                               3,225                   534              4,287               1,118
Income tax expense (benefit)                                16                   102               (509)                113
Loss on early extinguishment of debt                       461                     -                461               8,449
Non-cash stock based compensation expense                  972                   608              1,290               3,212
                                                  -----------------      ---------------   ---------------     ---------------
Adjusted EBITDA(2)                                $     40,546           $    23,892       $     72,189        $     46,703
                                                  =================      ===============   ===============     ===============

(1) Depreciation, amortization and accretion includes $28.4 million, $12.4 million, $45.9 million, and $24.8 million for the quarters ended June 30, 2005, and 2004, and the six months ended June 30, 2005 and 2004, respectively related to continuing operations; and $0.1, $0, $0.1 and $0 million for the quarters ended June 30, 2005 and 2004, and the six months ended June 30, 2005 and 2004, respectively, related to discontinued operations.

(2) Diluted shares used in the calculation of Adjusted EBITDA per share are 61,797 and 57,921 for the three and six months ended June 30, 2005, respectively, and 47,282 and 45,879 for the three and six months ended June 30, 2004, respectively.


Our management uses Adjusted EBITDA:

     o in presentations to our board of directors to enable it to have the same measurement of operating performance used by management;
     o for planning purposes, including the preparation of our annual operating budget;
     o for compensation purposes, including as the basis for annual incentive bonuses for certain employees;
     o as a valuation measure in strategic analyses in connection with the purchase and sale of assets;
     o with respect to compliance with our credit facilities, which require us to maintain certain financial ratios based on Consolidated EBITDA which is equivalent to Adjusted EBITDA except that Consolidated EBITDA (i) annualizes the Adjusted EBITDA contributed from newly acquired towers until such towers have been owned for twelve months and (ii) also excludes asset impairment charges, gains or losses on the disposition of fixed assets, extraordinary gains or losses, gains or losses on foreign currency exchange and certain other non-cash charges; and
     o as a measurement of operating performance because it assists us in comparing our operating performance as it removes the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

There are material limitations to using a measure such as Adjusted EBITDA, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, which directly affect our net income or loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income or loss. Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

Non GAAP Measure - Adjusted Funds from Operations ("FFO")

During the quarter ended June 30, 2005, we expanded our definition of Adjusted FFO to also exclude (i) costs directly related to the integration of the Sprint sites and (ii) the non-cash impact from straight-line calculations used to determine revenue and rent expense. We now define Adjusted FFO as equal to net income or loss plus real estate depreciation, amortization and accretion, asset impairment charges, loss on early extinguishment of debt, non-cash stock-based compensation expense expense, gains and losses on sales of properties, Sprint sites integration costs and the non-cash impact from straight-lining rental revenue and expenses. We believe Adjusted Funds From Operations, or Adjusted FFO, is an appropriate measure of the performance of REITs because it provides investors with an understanding of our ability to incur and service debt and make capital expenditures.

Adjusted FFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, Adjusted FFO may not be comparable to similarly titled measurements employed by other companies.


                                                           Three Months Ended June 30,             Six Months Ended June 30,
                                                  --------------------------------------   -----------------------------------
                                                           2005                  2004             2005                  2004
                                                  -----------------      ---------------   ---------------     ---------------
                                                                                 (in thousands)
Net income                                         $     (9,424)          $     4,069      $    (5,528)         $    (2,565)
Real estate depreciation, amortization and
   accretion(1)                                          27,830                11,893           44,965               23,815
Sprint integration costs                                  3,164                     -            3,164                    -
Straight-line revenues                                   (1,864)                 (649)          (2,731)              (1,296)
Straight-line rent expense                                3,225                   534            4,287                1,118
Impairment on assets held for sale                        1,149                     -            1,149                    -
(Gain) loss on sale of properties(2)                     (1,382)                  232           (1,359)                  27
Loss on early extinguishment of debt                        461                     -              461                8,449
Non-cash stock-based compensation expense                   972                   608            1,290                3,212
                                                  -----------------      ---------------   ---------------     ---------------
Adjusted funds from operations(3)                  $     24,131           $    16,687      $    45,698          $    32,760
                                                  =================      ===============   ===============     ===============

(1) Real estate depreciation, amortization and accretion includes $27.7 million, $11.9 million, $44.8 million, and $23.8 million for the quarters ended June 30, 2005, and 2004, and the six months ended June 30, 2005 and 2004, respectively related to continuing operations; and $0.1, $0, $0.2, and $0 million for the quarters ended June 30, 2005, and 2004, and the six months ended June 30, 2005 and 2004, respectively, related to discontinued operations.

(2) (Gain) loss on sale of properties includes $0, $0, $0 and ($0.1) million for the quarters ended June 30, 2005, and 2004, and the six months ended June 30, 2005 and 2004, respectively related to continuing operations; and ($1.4), $0.2, ($1.4) and $0.1 million for the quarters ended June 30, 2005, and 2004, and the six months ended June 30, 2005 and 2004, respectively related to discontinued operations.

(3) Diluted shares used in the calculation of Adjusted FFO per share are 61,797 and 57,921 for the three and six months ended June 30, 2005, respectively, and 47,282 and 45,879 for the three and six months ended June 30, 2004, respectively.


Our management uses Adjusted FFO:

     o   in monthly management reports;

     o to provide a measure of our REIT operating performance that can be compared to other companies measurements; and

     o   as an important supplemental measure of operating performance.



Supplemental Unaudited Financial Information

For the months of June 2005 and June 2004, our revenue mix for the primary technology categories was as follows:

                 Revenue Percentage by Tenant Technology Type

                                              Percent of Revenues for the
                                             ------------------------------
                                             Month of             Month of
    Technology Type                          June 2005            June 2004
    ---------------                          ---------            ---------
    Telephony                                    77.3%                 43.6%
    Mobile radio                                 10.9                  23.0
    Paging                                        7.3                  21.2
    Broadcast                                     3.3                   7.7
    Wireless data and other                       1.2                   4.5
                                             ---------            ---------
    Total                                       100.0%                100.0%
                                             =========            =========

Capital expenditures, excluding acquisitions of towers and other communications sites, for the three and six months ended June 30, 2005 and 2004 were as follows:

                                            Three Months Ended June 30,                  Six Months Ended June 30,
                                     --------------------------------------       ------------------------------------
                                            2005                   2004                  2005                  2004
                                     ----------------     -----------------       ---------------       --------------
                                                                          (in thousands)
    Sustaining                       $       1,274         $         877           $      2,244          $      1,290
    EBITDA enhancing(1)                        720                 1,044                  2,025                 2,170
    Corporate                                  663                   680                  1,564                 2,629
                                     ----------------      ----------------        --------------        -------------
    Total capital expenditures       $       2,657         $       2,601           $      5,833          $      6,089
                                     ================      ================        ==============        =============

(1) EBITDA enhancing capital expenditures generally represent tower improvements to accommodate additional tenants or equipment.

Tower portfolio activity from March 31, 2005 to June 30, 2005 was as follows:

                           Tower Portfolio Activity

No. of Communication Sites                    Owned        Managed       Total
--------------------------                    -----        -------       -----

As of March 31, 2005                          3,315            808       4,123
Sprint sites (1)                              6,561              -       6,561
Other acquisitions                              355              -         355
Dispositions, reclassifications and
    transfers to held for sale                   13            (36)        (23)
                                             ------         -------     -------
As of June 30, 2005                          10,244            772      11,016
                                             ======         =======     =======


(1) The Sprint Sites are leased or operated under a 32 year agreement for which Global Signal made an upfront payment of approximately $1.2 billion. Based on the length of our lease rights, we have accounted for classified the sites as owned.